SOFTWARE DEVELOPMENT AGREEMENT

This Software Development Agreement (the "Agreement") is made between First Responder Products Inc., a Delaware corporation (“FRPI”), and Steve Stubblefield (“Developer”).

RECITALS

A.

FRPI desires Developer to develop software for use in FRPI’s ecommerce platform and websites for the sale of homeland security products and related products and services to first responders, commercial security providers, and consumers.

B.

Developer has the requisite background, education and experience to develop such software.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, FRPI and Developer agree as follows:

1. EFFECTIVE DATE

This Agreement shall be effective as of February 15, 2005 (the "Effective Date").

2. DEFINITIONS

1.

"Software" shall mean the computer programs in machine readable object code form and any subsequent error corrections or updates supplied to FRPI by Developer pursuant to this Agreement.

2.

"Documentation" means any written documents referenced, indicated, described or otherwise developed pursuant to this Agreement.

3. DEVELOPMENT OF SOFTWARE

1.

Developer will use his best efforts to develop the Software including modifications of open source software. The Software development will be under the direction of FRPI’s management, with the initial point of contact FRPI’s Chief Executive Officer, or his/her successors as mutually agreed to by the parties.

2.

FRPI understands that software development is an ongoing process, and the parties contemplate that the Software will be amended and upgraded from time to time to keep pace with technological innovations and advances. FRPI may set milestones from time to time and require Documentation regarding the Software, which Developer will use his best efforts to supply in a timely manner.

4. COMPENSATION

As compensation for services provided from the Effective Date through February 15, 2006, Developer shall receive 900,000 shares of FRPI restricted common stock. Developer shall not be entitled to any royalties or retain any ownership, proprietary rights or moral rights in or to the Software, or in or to its use or publication.

5. CONSULTATION AND REPORTS

1.

During the Term of the Agreement, FRPI's representatives may consult informally with Developer regarding development of the Software, both personally and by telephone.

2.

The Developer will provide Documentation, including but not limited to source code for the Software, to FRPI as it is developed, but no less frequently than the first day of each calendar month during the term of this Agreement.

6. CONFIDENTIAL INFORMATION

1.

The parties may wish, from time to time, in connection with work contemplated under this Agreement, to disclose confidential information to each other ("Confidential Information"). Each party will use reasonable efforts to prevent the disclosure of any of the other party's Confidential Information to third parties for a period of three (3) years after the termination of this Agreement, provided that the recipient party's obligation shall not apply to information that:

a.

is not disclosed in writing or reduced to writing and so marked with an appropriate confidentiality legend within thirty (30) days of disclosure;

b.

is already in the recipient party's possession at the time of disclosure thereof;

c.

is or later becomes part of the public domain through no fault of the recipient party;

d.

is received from a third party having no obligations of confidentiality to the disclosing party; or

e.

is required by law or regulation to be disclosed.

2.

In the event that information is required to be disclosed to comply with any regulatory or other government agency, the party required to make disclosure shall notify the other to allow that party to assert whatever exclusions or exemptions may be available to it under such law or regulation.

7. INTELLECTUAL PROPERTY RIGHTS

FRPI shall be the sole owner of all intellectual property rights relating to the Software and arising from the development of the Software, and Developer hereby expressly waives any and all right or interest in those intellectual property rights. Developer hereby expressly waives any moral rights or rights arising from his authorship or development of the Software.

8. WARRANTIES

Except as otherwise disclosed in writing to FRPI, and excluding the work product of other software and website developers who are working with Developer at FRPI’s direction and request, Developer represents and warrants to FRPI that:

a.

the Software is the original work of the Developer or is open source software which is modified by the Developer in which case the GNU General Public License Applies;

b.

the Software and its use do not infringe any copyright or trade secret rights of any third party.

9. INDEPENDENT CONTRACTOR

For the purposes of this Agreement and all services to be provided hereunder, Developer shall be, and shall be deemed to be, an independent contractor and not an agent or employee of FRPI.  Neither party shall have authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on the other party, except as may be expressly provided for herein or authorized in writing.

10. TERM AND TERMINATION

1.

This Agreement shall commence on the Effective Date and extend for a period of one (1) year, unless sooner terminated in accordance with the provisions of this Section ("Term").

2.

This Agreement may be terminated by the written agreement of both parties.

3.

In the event that either party shall be in default of its material obligations under this Agreement and shall fail to remedy such default within thirty (30) days after receipt of written notice thereof, this Agreement shall terminate upon expiration of the thirty (30) day period.

4.

Termination or cancellation of this Agreement shall not affect the rights and obligations of the parties accrued prior to termination. As its sole liability upon termination, FRPI shall pay Developer for all services performed as of the termination or cancellation of this Agreement.

5.

Any provisions of this Agreement which by their nature extend beyond termination shall survive such termination.

11. GENERAL

1.

This Agreement may not be assigned by either party without the prior written consent of the other party.

2.

This Agreement constitutes the entire and only agreement between the parties relating to the development of the Software, and all prior negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

3.

This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Arizona.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its respective duly authorized representative on the Effective Date.

First Responder Products Inc.

By: /s/ Eric Johnson

/s/ Steve Stubblefield

Its:  Chief Executive Officer

Steve Stubblefield

ADDENDUM A TO SOFTWARE DEVELOPMENT AGREEMENT

This Addendum dated March 31, 2006 shall modify the Software Development Agreement dated February 15, 2005 (the "Agreement") made between First Responder Products Inc., a Delaware corporation (“FRPI”), and Steve Stubblefield (“Developer”).

In accordance with Section 11.2 of the Agreement, the parties hereto amend Section 10 of the Agreement to provide for an additional term of the Agreement beginning March 31, 2006 and extending two (2) years, through March 31, 2008; provided, however, that the Agreement may be terminated by either party, at its or his sole discretion, upon ninety (90) days written notice to the other party. The parties also amend Section 4 of the Agreement to provide for monthly compensation to Developer of $7,000 per month.

IN WITNESS WHEREOF, each of the Parties has caused this Addendum A to Software Development Agreement to be executed in duplicate originals by its respective duly authorized representative.

First Responder Products Inc.

By: /s/ Eric Johnson

/s/ Steve Stubblefield

Its:  Chief Executive Officer

Steve Stubblefield